EWBC Earnings Results First Quarter 2021 April 22, 2021

Forward-Looking Statements 2 Forward-Looking Statements Certain matters set forth herein (including any exhibits hereto) contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. In addition, the Company may make forward-looking statements in other documents that it files with, or furnishes to, the SEC and management may make forward- looking statements to analysts, investors, representatives of media and others. Forward-looking statements are statements that are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control, particularly with regard to developments related to the COVID-19 pandemic. These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance and/or business. They usually can be identified by the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” “assumes,” “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs, and the negative thereof. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including, but not limited to, those described in the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such differences, some of which are beyond the Company’s control, include, but are not limited to: the impact of disease pandemics, such as the resurgences and subsequent waves of the COVID-19 pandemic, on the Company, its operations, customers, and employees and the markets in which the Company operates and in which its loans are concentrated; and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities implement to address such a pandemic, which may precipitate or exacerbate one or more of the below-mentioned or other risks, and significantly disrupt or prevent the Company from operating its business in the ordinary course for an extended period; changes in governmental policy and regulation, including measures taken in response to economic, business, political and social conditions, such as the Small Business Administration’s (“SBA”) Paycheck Protection Program, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and any similar or related rules and regulations, efforts of the Federal Reserve to provide liquidity to the United States (“U.S.”) financial system, including changes in government interest rate policies, and to provide credit to private commercial and municipal borrowers, and other programs designed to address the effects of the COVID-19 pandemic, as well as the resulting effect of all such items on the Company’s operations, liquidity and capital position, and on the financial condition of the Company’s borrowers and other customers; changes in the U.S. economy, including an economic slowdown or recession, inflation, deflation, housing prices, employment levels, rate of growth and general business conditions; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Federal Reserve, the Federal Deposit Insurance Corporation (“FDIC”), the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission (“SEC”), the Consumer Financial Protection Bureau (“CFPB”) and the California Department of Financial Protection and Innovation (“DFPI”) - Division of Financial Institutions, and SBA; the changes and effects thereof in trade, monetary and fiscal policies and laws, including the ongoing trade dispute between the U.S. and the People’s Republic of China; changes in the commercial and consumer real estate markets; changes in consumer spending and savings habits; fluctuations in the Company’s stock price; changes in income tax laws and regulations; the Company’s ability to compete effectively against other financial institutions in its banking markets; the soundness of other financial institutions; success and timing of the Company’s business strategies; the Company’s ability to retain key officers and employees; impact on the Company’s funding costs, net interest income and net interest margin from changes in key variable market interest rates, competition, regulatory requirements and the Company’s product mix; changes in the Company’s costs of operation, compliance and expansion; the Company’s ability to adopt and successfully integrate new technologies into its business in a strategic manner; impact of benchmark interest rate reform in the U.S. that resulted in the Secured Overnight Financing Rate (“SOFR”) being selected as the preferred alternative reference rate to the London Interbank Offered Rate (“LIBOR”); impact of a communications or technology disruption, failure in, or breach of, the Company’s operational or security systems or infrastructure, or those of third parties with whom the Company does business, including as a result of cyber-attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused and materially impact the Company’s ability to provide services to its clients; adequacy of the Company’s risk management framework, disclosure controls and procedures and internal control over financial reporting; future credit quality and performance, including the Company’s expectations regarding future credit losses and allowance levels; impact of adverse changes to the Company’s credit ratings from major credit rating agencies; impact of adverse judgments or settlements in litigation; impact on the Company’s international operations due to political developments, disease pandemics, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with consumers; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions and from the Company’s interactions with business partners, counterparties, service providers and other third parties; impact of regulatory enforcement actions; changes in accounting standards as may be required by the Financial Accounting Standards Board (“FASB”) or other regulatory agencies and their impact on critical accounting policies and assumptions; impact of other potential federal tax changes and spending cuts; the Company’s capital requirements and its ability to generate capital internally or raise capital on favorable terms; impact on the Company’s liquidity due to changes in the Company’s ability to pay dividends and repurchase common stock and to receive dividends from its subsidiaries; any future strategic acquisitions or divestitures; changes in the equity and debt securities markets; fluctuations in foreign currency exchange rates; impact of climate change, social and sustainability concerns; significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increases in funding costs, a reduction in investor demand for mortgage loans and declines in asset values and/or recognition of allowance for credit losses on securities held in the Company’s AFS debt securities portfolio; and impact of natural or man-made disasters or calamities, such as wildfires and earthquakes, which are particular to California, or conflicts, terrorism or other events that may directly or indirectly result in a negative impact on the Company’s financial performance. Given the ongoing and dynamic nature of the COVID-19 pandemic, it is difficult to predict the full impact of the COVID-19 pandemic on the Company’s business. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments that are uncertain and unpredictable, including the scope, severity and duration of the pandemic and its impact on the Company’s customers, the actions taken by governmental authorities in response to the pandemic as well as its impact on global and regional economies, and the pace of recovery when the COVID-19 pandemic subsides, among others. For a more detailed discussion of some of the factors that might cause such differences, see the Company’s 2020 Form 10-K under the heading Item 1A. Risk Factors and the information set forth under Item 1A. Risk Factors in the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation to update or revise any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

$258 $251 $262 2.32% 1.90% 1.91% 1.42% 0.25% 0.25% 4.50% $200 $280 1Q20 4Q20 1Q21 Highlights of First Quarter 2021 3 1Q21 Net Income $205 million 1Q21 Diluted EPS $1.44 Record Loans $39.6 billion Record Deposits $49.5 billion Record Demand Deposits $18.9 billion 1Q21 Total Revenue $427 million 1Q21 Adj. Efficiency Ratio* 38.7% Return on Average Assets Adjusted Pre-Tax, Pre-Provision Income* & Profitability Ratio* Return on Average Tangible Equity*Return on Average Equity Adj. PTPP income* Adj. PTPP profitability ratio* Avg. Fed Funds rate $ in m ill io ns * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. 1.30% 1.24% 1.50% 1Q20 4Q20 1Q21 11.6% 12.4% 15.6% 1Q20 4Q20 1Q21 12.9% 13.8% 17.2% 1Q20 4Q20 1Q21

03.31.21: Strong, Well-Diversified Balance Sheet

$ in millions, except per share data		03.31.21		12.31.20		$ Change
Cash equivalents & ST investments	$	5,361	$	4,828	$	533
AFS debt securities & repo assets		9,949		7,005		2,944
Gross loans (ex. PPP)	$	37,516	$	36,825	$	691
PPP loans		2,073		1,568		505
Total loans	**$**	**39,589**	**$**	**38,393**	**$**	**1,196**
Allowance for loan losses (ALLL)		(608)		(620)		12
Net Loans	**$**	**38,981**	**$**	**37,773**	**$**	**1,208**
Other assets		2,583		2,552		31
Total Assets	**$**	**56,874**	**$**	**52,157**	**$**	**4,717**
Customer deposits	$	49,547	$	44,863	$	4,684
Short-term borrowings		-		21		(21)
FHLB advances & repo funding		953		953		-
Other LT debt & finance lease liab.		152		152		-
Other liabilities		937		899		38
Total Liabilities	**$**	**51,589**	**$**	**46,888**	**$**	**4,701**
Total Stockholders' Equity	**$**	**5,285**	**$**	**5,269**	**$**	**16**
Book value per share	$	37.26	$	37.22	$	0.04
Tangible equity per share*	$	33.90	$	33.85	$	0.05
Tang. equity to tang. assets ratio*		**8.53%**		**9.27%**		(74) bp
Total loans / deposits		79.9%		85.6%		-5.7%
ALLL / loans HFI		1.53%		1.61%		(8) bp

Record Loans as of 03.31.21: $39.6 billion
($ in billions)



$12.0
30%
$2.1
5%
$15.1
38%
$10.4
27%
C&I (ex. PPP)
PPP
Total CRE
Resi. mortgage & other consumer

Record Deposits of 03.31.21: $49.5 billion
($ in billions)



$18.9
38%
$12.2
25%
$9.6
19%
$8.8
18%
DDA
MMDA
IB Checking & Savings
Time

EAST WEST BANK

* See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

4

7.0% 8.5% 10.5% 5.0% 12.7% 12.7% 14.3% 9.1% CET1 capital ratio Tier 1 capital ratio Total capital ratio Leverage ratio 03.31.21: Strong Capital Ratios ▪ Book value per share of $37.26 as of 03.31.21: essentially unchanged Q-o-Q and +7% Y-o-Y. ▪ Tangible equity per share* of $33.90 as of 03.31.21: essentially unchanged Q-o-Q and +8% Y-o-Y. ▪ Tangible equity to tangible assets ratio* of 8.5% as of 03.31.21, compared with 9.3% as of 12.31.20. ▪ Q-o-Q change in ratio reflects growth of $2.9bn in AFS debt securities & repo assets; $1.2bn in loans, and $533mm in cash and cash equivalents & short-term investments, driven by strong deposit growth. ▪ Risk-based capital ratios unchanged Q-o-Q. ▪ Dividend: Quarterly common stock dividend of $0.33 per share, or $1.32 per share annualized. ▪ No buybacks during 1Q21. 5 * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. **The Company has elected to use the 2020 CECL transition provision in the calculation of its March 31, 2021 regulatory capital ratios. . Higher of the Regulatory requirement for the Minimum Capital Ratio + 2.5% Conservation Buffer, or the Well Capitalized Ratio EWBC as of 03.31.21 (preliminary)**

General Manufacturing & Wholesale Private Equity Entertainment Oil & Gas Real Estate Related Technology & Life Science Clean Energy Food-related Industries Consumer Goods Healthcare All Other C&I 6 Total Loans: C&I Loans by Industry as % of Total Loans Outstanding 03.31.21: Diversified Commercial Loan Portfolio ▪ C&I loans (ex. PPP): $12.0bn loans O/S plus $5.2bn undisbursed commitments: $17.2bn total commitments as of 03.31.21. ▪ Loans O/S down $55mm: -2% Q-o-Q annualized. ▪ Total commitments up $137mm: +3% Q-o-Q annualized. ▪ Avg. loans O/S up $135mm: +5% Q-o-Q annualized. ▪ C&I line utilization stable Q-o-Q at 70%. ▪ PPP loans: $2.1bn as of 03.31.21. During 1Q21, funded 5,075 new PPP loans totaling $828mm. Total CRE 38% $12.0bn C&I 30% Total Resi. Mortgage & Other Consumer 27% 1% 1% 2% 3% 3% 2% 2% 10% 1% 2% 3% $39.6 billion Total Loans PPP 5%

SoCal 55% NorCal 22% NY 6% TX 7% WA 3% Other 7%Retail, 9% MFR, 8% Office, 7% Industrial, 6% Hotel, 5% All other CRE, 3% 03.31.21: Diversified Commercial Real Estate Portfolio 7 Total Loans: Total CRE Loans by Property Type as % of Total Loans Outstanding ▪ Total CRE loans: $15.1bn as of 03.31.21: up $280.5mm, +8% Q-o-Q annualized. ▪ Avg. CRE loans up $210mm: +6% Q-o-Q annualized. ▪ Owner-occupied CRE: $2.2bn as of 03.31.21, or 6% of total loans. ▪ Geographic distribution of CRE reflects EWBC’s branch footprint. ▪ Construction & land loans (in All Other CRE): $459mm, or 1.2% of total loans. Total construction & land exposure of $715mm: loans O/S plus $256mm in undisbursed commitments. $15.1 billion Total CRE Loans Total CRE: Distribution by Geography Total Resi. Mortgage & Other Consumer 27% C&I 30% $15.1bn Total CRE 38% PPP 5% $39.6 billion Total Loans

<=50% 42% >50% to 55% 17% >55% to 60% 16% >60% to 65% 15% >65% to 70% 6% >70% 4% Total CRE: Distribution by LTV 8 03.31.21: Low LTV Commercial Real Estate Portfolio ($ in mm) Average Loan Size Weight. Avg. LTV Retail $ 2.2 mm 49% Multifamily 1.2 mm 51% Office 4.1 mm 53% Industrial 2.4 mm 50% Hotel 8.4 mm 53% Construction & Land* 9.4 mm 64% Other 2.3 mm 50% Total CRE $ 2.3 mm 51% CRE LTV & Size by Property Type * Construction & Land avg. size based on total commitment. ▪ High percentage of CRE loans have full recourse & personal guarantees from individuals or guarantors with substantial net worth. ▪ Many of our customers have long-term relationships with East West Bank. $2.3 million Avg. size of loan outstanding 51% Avg. LTV

<=50% 33% >50% to 55% 14% >55% to 60% 42% >60% 11% SoCal 41% NorCal 12% NY 30% WA 7% TX 2% Other 8% 03.31.21: Low LTV Single Family Residential Mortgages 9 SFR: Distribution by Geography SFR: Distribution by LTV $8.5 billion SFR Loans Outstanding $389,000 Avg. size of loan outstanding 53% Avg. LTV ▪ Single-family residential (SFR) loans of $8.5bn as of 03.31.21: up $338mm, +17% Q-o-Q annualized. ▪ Avg. SFR loans up $325mm: +16% Q-o-Q annualized. ▪ Primarily originated through East West Bank branches. ▪ Residential mortgage origination volume: record residential mortgage (SFR + HELOC) origination volume of $1.1bn in 1Q21, +5% Q-o-Q and +45% Y-o-Y.

<=50% 51% >50% to 55% 7% >55% to 60% 40% >60%: 2% SoCal 46% NorCal 25% NY 12% WA 11% Other 6% 03.31.21: Low LTV Home Equity Lines of Credit 10 HELOC: Distribution by Geography HELOC: Distribution by LTV* ▪ HELOC: $1.7bn loans O/S plus $1.9bn in undisbursed commitments: $3.6bn total commitments as of 03.31.21. ▪ Loans O/S up $147mm: +37% Q-o-Q annualized. ▪ Total commitments up $268mm: +32% Q-o-Q annualized. ▪ Avg. loans O/S up $107mm: +28% Q-o-Q annualized. ▪ Utilization rate of 48% as of 03.31.21, unchanged Q-o-Q. ▪ As of 03.31.21, 87% of HELOC commitments were in first lien position. ▪ Primarily originated through East West Bank branches. * Combined LTV for 1st and 2nd liens. Based on commitment. $395,000 Avg. size of commitment 49% Avg. LTV* $1.7 billion HELOC Loans Outstanding

03.31.21: Asset Quality Metrics by Portfolio


Criticized Loans / Total Loans
3.9%
2.0%
1.9%
3.2%
1.7%
1.5%
3.1%
1.8%
1.3%
09.30.20
12.31.20
03.31.21
Special Mention loans
Classified loans


NPAs / Total Assets
0.52%
0.45%
0.45%
09.30.20
12.31.20
03.31.21
Nonaccrual loans
OREO & other NPAs


Criticized Ratio by Loan Portfolio
(as of 03.31.21)
31.4%
25.1%
6.3%
3.9%
3.0%
0.3%
C&I: O&G (ex. PPP)
All other C&I (ex. PPP)
CRE
Resi. mortgage & consumer
Special Mention loans
Classified loans


Nonaccrual Ratio by Loan Portfolio (subset of Classified)
(as of 03.31.21)
11.9%
0.1%
0.5%
0.3%
C&I: O&G (ex. PPP)
All other C&I (ex. PPP)
CRE
Resi. mortgage & consumer

- **Criticized loans:** $1,217mm, or 3.1% of loans HFI, as of 03.31.21, vs. $1,217mm, or 3.2% as of 12.31.20.
  - **Special mention:** $504mm as of 03.31.21, -11% Q-o-Q.
  - **Classified:** $713mm as of 03.31.21, +9% Q-o-Q.
- **Nonperforming assets**: $258mm as of 03.31.21, or 0.45% of total assets, vs. $235mm, or 0.45% of total assets, as of 12.31.20.
- **Accruing loans 30-89 days past due:** 0.22% of loans as of 03.31.21, or $87mm.
- **Oil & Gas ("O&G") Loan Portfolio as of 03.31.21:**
  - Oil & gas loan exposure reduced 5% Q-o-Q through pay downs and pay offs. Total commitments: $1.3bn and loans O/S: $971mm.
  - Portfolio: 60% E&P; 34% midstream & downstream; 6% oilfield services.
  - O&G special mention loans: $61mm as of 03.31.21, down 28% Q-o-Q. O&G classified loans: $243mm as of 03.31.21, +1% Q-o-Q.
  - 1Q21 O&G charge-offs: $4mm.
  - ALLL coverage as of 03.31.21: $113mm, or 11.6% of portfolio.

EAST WEST BANK
11

$74 $102 $10 $24 $-$1 $19 $24 $19 $13 0.01% 0.21% 0.26% 0.20% 0.14% -0.05% 0.35% $- 1Q20 2Q20 3Q20 4Q20 1Q21 Provision for credit losses Net charge-offs NCO ratio (ann.) $483 $557 $632 $618 $620 $608 1.70% 1.65% 1.61% 1.53% 1.39% 1.55% 1.78% 1.73% 1.68% 1.62% 0.50% $200 $700 01.01.20 (CECL) 03.31.20 06.30.20 09.30.20 12.31.20 03.31.21 ALLL ALLL/Loans HFI ALLL/Loans HFI (ex. PPP) ALLL by Loan Type: ▪ ALLL coverage of loans: 1.53% as of 03.31.21, equivalent to 1.62% ex. PPP loans. ▪ Q-o-Q, ALLL decreased $12mm and ALLL coverage ratio (ex. PPP) decreased 6 bps. ▪ Q-o-Q change in ALLL largely reflects an improved macroeconomic forecast. ▪ Zero provision for credit losses in 1Q21, compared with $24mm in 4Q20. ▪ Net charge-offs: $13mm in 1Q21, down from $19mm in 4Q20. ▪ NCO ratio: 0.14% (ann.) in 1Q21, down from 0.20% (ann.) in 4Q20. ▪ Q-o-Q improvement primarily reflects decrease in CRE charge-offs. 1Q21: Allowance for Loan Losses & Credit Costs 12 Composition of ALLL by Portfolio: Allowance for Loan Losses Coverage Ratio $ in m ill io ns Provision for Credit Losses & Net Charge-offs $ in m ill io ns Total: $620 $ in m ill io ns ; r at io is a llo w an ce co ve ra ge b y po rt fo lio Total:1.61%Total: $608 Total:1.53% C&I: oil & gas Total CREAll other C&I (ex. PPP) Resi. mortgage & consumer 111 113 10.8% 11.6% 287 281 2.6% 2.6% 202 193 1.4% 1.3% 20 21 0.2% 0.2% 12.31.20 03.31.21 12.31.20 03.31.21

1Q21: Summary Income Statement

$ in millions, except per share data & ratios	1Q21	4Q20	1Q21 vs. 4Q20 $ Change	1Q21 vs. 4Q20 % Change
Net interest income (ex. PPP)	$ 338.7	$ 332.7	6.0	2%
PPP income	15.0	13.9	1.1	8%
Total net interest income	**$ 353.7**	**$ 346.6**	**$ 7.1**	**2%**
Fee income & net GOS of loans*	54.8	53.1	1.7	3%
GOS of AFS debt securities	0.2	0.4	(0.2)	-56%
Other	17.9	16.3	1.6	10%
Total noninterest income**	**$ 72.9**	**$ 69.8**	**$ 3.1**	**4%**
Total revenue	**$ 426.6**	**$ 416.4**	**$ 10.2**	**2%**
Adjusted noninterest expense**	$ 165.0	$ 165.6	$ (0.6)	0%
Amortization of tax credit & other investments + core deposit intangibles	26.1	13.1	13.0	99%
Total noninterest expense	**$ 191.1**	**$ 178.7**	**$ 12.4**	**7%**
Provision for credit losses	**$ -**	**$ 24.3**	**$ (24.3)**	**-100%**
Income tax expense	30.5	49.3	(18.8)	-38%
Effective tax rate	13%	23%	-10%	
Net Income (GAAP)	**$ 205.0**	**$ 164.1**	**$ 40.9**	**25%**
Adj. Net Income**	**$ 205.0**	**$ 161.5**	**$ 43.5**	**27%**
Diluted EPS	**$ 1.44**	**$ 1.15**	**$ 0.29**	**25%**
Adj. diluted EPS**	**$ 1.44**	**$ 1.13**	**$ 0.31**	**27%**
Weigh. avg. diluted shares (in mm)	142.8	142.5	0.3	0.2%

* See slide 18 for noninterest income detail by category.

Comments

- Noninterest income: 4Q20 included gains on sales of bank premises and other assets, totaling $3mm, as part of other income.
- Amortization of tax credit & other investments: 4Q20 included $11mm of recoveries related to DC Solar tax credit investments.
- Income tax expense & effective tax rate: 1Q21 reflects benefit of a higher amount of tax credit investments compared with prior year.
- 4Q20 income tax expense included $8mm related to DC Solar tax credit investments.
- The combined financial impact of items related to DC Solar tax credit investments in 4Q20 earnings: +$3mm, or +2c per share.

EASTWEST BANK

** See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company's Earnings Press Releases.

13

1Q21: Average Balance Sheet: Growth & Mix

Average Loans & Growth



$ in billions
$35.2
+23%
9.0
14.0
12.2
1Q20
$37.1
1.5
+0.2%
9.1
14.4
12.1
2Q20
$37.2
1.8
+6%
9.3
14.6
11.5
3Q20
$37.7
1.7
+11%
9.7
14.7
11.6
4Q20
$38.7
1.9
10.1
14.9
11.8
1Q21
C&I (ex. PPP)
PPP
Total CRE
Residential mortgage & other consumer
LQA avg. total loan growth

- **1Q21 avg. loan growth:** +11% LQA (+$1.0bn Q-o-Q) or +9% LQA ex. PPP (+$777mm). Rate of growth accelerated from 4Q20. Growth in all major loan portfolios.
- **1Q21 avg. deposit growth:** +31% LQA (+$3.4bn Q-o-Q). All deposit categories grew, led by non-IB DDA: +44% LQA.
- **1Q21 AEA growth:** +26% LQA (+$3.1bn Q-o-Q). Deployed excess liquidity into securities AFS and repo assets. 1Q21 debt securities AFS: +$1.4bn avg. and +$2.2bn end-of-period (EOP). 1Q21 repo assets: +$204mm avg. and +$700mm EOP.
- **FHLB Advances:** $400mm at rate of 2.25% maturing in 2Q21.

Average Deposits & Growth



$ in billions
$37.5
+26%
10.3
7.1
9.0
11.1
1Q20
$39.9
+13%
9.6
6.9
9.9
13.5
2Q20
$41.2
+31%
9.0
7.9
10.0
14.3
3Q20
$44.4
+31%
9.0
8.5
10.6
16.3
4Q20
$47.8
9.1
9.0
11.6
18.1
1Q21
DDA
MMDA
IB Checking & Savings
Time
LQA avg. total deposit growth

Avg. Earning Asset (AEA) Mix & Loan-to-Deposit Ratio



7%
10%
L/D: 94%
1Q20
8%
11%
L/D: 93%
2Q20
10%
11%
L/D: 90%
3Q20
11%
13%
L/D: 85%
4Q20
12%
15%
L/D: 81%
1Q21
Loans / AEA
IB Cash & equivalent / AEA
Securities & other / AEA
Avg. Loan / Deposit Ratio

EAST WEST BANK

14

1Q21: Net Interest Income & Net Interest Margin 15 ▪ 1Q21 NII: $354mm, +2% Q-o-Q (+8% annualized) from $347mm in 4Q20. 1Q21 NIM: 2.71%, -6 bps Q-o-Q. ▪ 1Q21 adj.* NII (ex. PPP): $339mm, +2% Q-o-Q (+7% ann.) from $333mm in 4Q20. ▪ 1Q21 adj.* NIM: 2.70%, -6 bps Q-o-Q. ▪ Net interest income related to PPP: $15mm in 1Q21, vs. $14mm in 4Q20. ▪ As of 03.31.21, $34mm of PPP deferred fees to accrete in remainder of 2021 and 2022. ▪ Q-o-Q, lower in cost of deposits and higher share of DDA in deposit mix offset the drag to NIM from decline in loan yields. ▪ Excess liquidity a drag on NIM but a benefit to NII growth. Impact to NIM from Q-o-Q Change in Yields, Rates, & Balance Sheet Mix Adj.* Net Interest Income & Adj.* Net Interest Margin $ in m ill io ns * Adj. NII & adj. NIM excludes net interest income related to PPP loans. 4Q20 NIM 1Q21 NIM Lower cost of IB deposits Adj.* NIM ex PPP: 2.76% +5 bps +2 bps -7 bp -6 bps 4Q20 NIM: 2.77% 1Q21 NIM: 2.71% Adj.* NIM ex PPP: 2.70% More DDA in funding mix Lower loan yields Excess liquidity in earning assets * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. $363 $323 $318 $333 $339 3.44% 2.96% 2.77% 2.76% 2.70% 1.42% 0.25% -0.50% 0.50% 1.50% 2.50% 3.50% 4.50% 5.50% $100 $150 $200 $250 $300 $350 1Q20 2Q20 3Q20 4Q20 1Q21 Adj. NII* Adj. NIM* Avg. Fed Funds Rate

15% 16% 28% 30% 6% 5% 471 390 370 369 360 4.42% 3.25% 1.41% 0.36% 0.16% 0.15% 0.12% (5) 95 195 295 395 495 $(0) $0 $0 $0 $0 $0 $0 1Q20 2Q20 3Q20 4Q20 1Q21 Adj. avg. loan yield (ex. PPP) Avg. Prime Rate Avg. 1M LIBOR Rate 377 356 463 435 343 343 447 430 346 346 433 431 336 335 421 419 C&I (ex. PPP) Total CRE SFR HELOC 2Q20 3Q20 4Q20 1Q21 1Q21: Average Loan Yields 16 Adj.* Avg. Loan Yield (in bps) vs. Prime & LIBOR Average Loan Yield (in bps) by Portfolio GAAP Yield: 398 bps GAAP Yield: 360 bps GAAP Yield: 368 bps * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases. GAAP Yield: 358 bps Total fixed and hybrid in fixed period 31% (ex PPP). Variable: LIBOR rates Hybrid in fixed rate period Fixed rate Variable: Prime rate Variable: all other rates PPP Loan Portfolio by Index Rate (03.31.21) ▪ 1Q21 avg. loan yield: 3.58%, -10 bps Q-o-Q. ▪ Ex. PPP, 1Q21 adj.* avg. loan yield: 3.60%, -9 bps Q-o-Q. ▪ As of 03.31.21, $5.2bn of variable rate loans had fully indexed interest rates below floors. Of those, $1.2bn were 25 bps or less from their floor rate, and $1.0bn were 25 to 50 bps from their floor rate. Note: SFR yield computation based on 30/360 days.

47 71 46 33 27 131 33 50 31 27 26 93 25 40 28 21 27 74 18 30 27 17 26 50 Cost of total deposits Cost of IB deposits IB Checking MMDA Savings Time 2Q20 3Q20 4Q20 1Q21 1Q21: Average Cost of Deposits 17 Avg. Cost of Deposits (in bps) Relative to Fed Funds Rate ▪ Spot rate of total deposits: 0.16% as of 03.31.21 (vs. 0.22% as of 12.31.20). ▪ Spot rate of IB deposits: 0.26% as of 03.31.21 (vs. 0.35% as of 12.31.20). ▪ Repricing of maturing CDs to lower rates: ▪ Domestic CD spot rate as of 03.31.21: 0.35% (down from 0.54% as of 12.31.20). ▪ Originations & renewals of CDs in 1Q21: $5.4bn @ blended rate of 0.20% and weighted avg. duration of 4mo. Origination & renewal rate in 4Q20: 0.25%. ▪ Upcoming CD maturities: $964mm @ blended rate of 0.62% in 2Q21; $817mm @ blended rate of 0.61% in 3Q21. Average Cost of Deposits (in bps) by Type DDA MMDA IB Checking & Savings Time 1Q21 Average Deposits: $47.8 billion ($ in billions) $18.1 38% $11.6 24% $9.0 19% $9.1 19% 82 47 33 25 18 117 71 50 40 30 1.42% 0.25% 0.0 0.0 0 160 1Q20 2Q20 3Q20 4Q20 1Q21 Cost of total deposits Cost of IB deposits Avg. Fed Funds rate

15.8 21.9 18.7 18.4 18.4 33% 10.4 10.9 12.6 14.3 15.4 28% 7.8 4.6 3.3 6.7 9.5 17% 5.4 3.1 4.6 4.5 6.9 13%14.1 11.6 8.5 6.2 2.9 5% 0.9 0.1 0.3 3.0 1.7 4% $54.4 $52.2 $48.0 $53.1 $54.8 0.0 50.0 1Q20 2Q20 3Q20 4Q20 1Q21 1Q21 Mix Lending Fee Deposit account fees Foreign Exchange Income Wealth Management Fees IRC Revenue Gain on Loans 1Q21: Noninterest Income Detail Total noninterest income: $73mm in 1Q21, up $3mm from $70mm in 4Q20 (+4% Q-o-Q or +18% annualized). ▪ Fee income and net gains on sales of loans: $55mm in 1Q21, up $2mm from $53mm in 4Q20 (+3% Q-o-Q or +14% annualized). ▪ Growth in foreign exchange income, wealth management and deposit account fees reflected increases in customer-driven transactions for those business lines. ▪ Total interest rate contracts and other derivative income: $17mm in 1Q21, up $4mm Q-o-Q, due to favorable change in credit valuation adjustment. Customer-driven revenue decreased Q-o-Q, reflecting lower transaction volume and demand in the current environment. 18 Interest Rate Contracts and Other Derivative Income Detail ($ in millions) 1Q20 2Q20 3Q20 4Q20 1Q21 Revenue $ 14.1 $ 11.6 $ 8.5 $ 6.2 $ 2.9 CVA (7.0) (5.5) (3.0) 6.8 14.1 Total $ 7.1 $ 6.1 $ 5.5 $ 13.0 $ 17.0 * Fee income excludes credit valuation adjustment (“CVA”) related to interest rate contracts (“IRC”) and other derivatives; net gains on sales of securities; gains on sale of fixed assets, and other income. ▪ Revenue – interest rate contracts and other derivatives transaction fees. ▪ CVA – related to interest rate contracts and other derivatives. Fee Income* & Net Gains on Sales of Loans $ in m ill io ns

$161 $153 $154 $166 $165 38.4% 38.4% 40.8% 39.8% 38.7% 30.0% 60.0% $130 1Q20 2Q20 3Q20 4Q20 1Q21 Adj. noninterest expense* Adj. efficiency ratio* 102.0 97.0 99.8 105.4 107.8 65% 17.1 16.2 16.6 16.5 15.9 10% 10.0 11.8 12.1 11.7 11.6 7% 9.5 9.1 8.4 8.5 9.0 5% 22.0 19.2 17.5 23.5 20.7 13% $160.6 $153.3 $154.4 $165.6 $165.0 1Q20 2Q20 3Q20 4Q20 1Q21 1Q21 Mix Comp and employee benefits Occupancy & Equipment Computer software & Data processing Deposit & loan related All other 1Q21: Operating Expense & Efficiency 19 Adjusted* Noninterest Expense $ in m ill io ns Adj. Noninterest Expense* & Adj.* Efficiency Ratio* ▪ 1Q21 noninterest expense: $191mm. ▪ 1Q21 adj.* noninterest expense: $165mm, decrease of $0.6mm Q-o-Q. ▪ Reductions in overall operating expenses more than offset increase to compensation & employee benefits expense, which is typically higher in 1Q due to payroll taxes and other payroll-related expenses. ▪ Y-o-Y, adj. noninterest expense up 3%. ▪ Maintained operating efficiency in narrow range in each of the past 5 quarters, despite operating headwinds from the COVID-19 pandemic, slower economy and near-zero interest rates. $ in m ill io ns * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases.

Management Outlook: Full Year 2021 20 Earnings drivers FY 2021 expectations compared with FY 2020 results Prior Outlook 2020 actual End of Period Loans (ex. PPP) ▪ Increase at a percentage rate of approximately 8% Y-o-Y. ▪ Increase at a percentage rate of 6% to 8% Y-o-Y. $36.8 billion (ex. PPP) +6% Y-o-Y (ex. PPP) Adj.* Net Interest Income (ex. PPP) ▪ Adj. NII growth expected to be generally in line with loan growth on a full year basis. ▪ No change to outlook. $1.3 billion -8% Y-o-Y Adj.* Noninterest Expense (ex. tax credit investment & core deposit intangible amort.) ▪ Increase at a percentage rate of approximately 5% Y-o-Y. ▪ Increase at a percentage rate of 3% to 5% Y-o-Y. $634 million (ex. debt extinguishment cost) -2% Y-o-Y Provision for Credit Losses ▪ Based on current macroeconomic forecast and loan growth outlook, we do not expect to book a provision for credit losses for the full year. ▪ $70 million to $80 million. $211 million +113% Y-o-Y Tax Items ▪ Full year 2021 effective tax rate of approx. 15%, including the impact of tax credit investments. Expect quarterly variability due to timing of tax credit investments placed into service. ▪ No change to outlook. FY effective tax rate: 17% Interest Rates ▪ No change to the Fed Funds rate in 2021. ▪ No change to outlook. Fed Funds rate cut: -150 bps * See reconciliation of GAAP to non-GAAP financial measures in the appendix and in the Company’s Earnings Press Releases.

APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation 22 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) During the fourth quarter of 2020, the Company recorded $10.7 million in pre-tax recovery and $5.1 million in uncertain tax position related to the Company’s investment in DC Solar. Management believes that presenting the computations of the adjusted net income, adjusted diluted earnings per common share, adjusted return on average assets and adjusted return on average equity that adjust for the above discussed non-recurring items provide clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods. (1) Included in Amortization of tax credit and other investments on the Consolidated Statement of Income. (2) Applied statutory tax rate of 28.37% for the three months ended December 31, 2020. (3) Annualized.

Appendix: GAAP to Non-GAAP Reconciliation 23 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted efficiency ratio represents adjusted noninterest expense divided by revenue. Adjusted pre-tax, pre-provision profitability ratio represents revenue less adjusted noninterest expense, divided by average total assets. Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. Management believes that the measures and ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods. (1) In the fourth quarter of 2020, the Company reclassified certain income/losses from equity-method investments from Amortization of tax credit and other investments to Other investment income, with no effect on net income. Prior-period amounts have been revised to conform with the current presentation. (2) Annualized.

Appendix: GAAP to Non-GAAP Reconciliation 24 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. (1) Includes core deposit intangibles and mortgage servicing assets.

Appendix: GAAP to Non-GAAP Reconciliation 25 EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) Adjusted return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax impacts of the amortization of core deposit intangibles and mortgage servicing assets, recoveries and uncertain tax position related to DC Solar (where applicable). Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion. (1) Includes core deposit intangibles and mortgage servicing assets. (2) Applied statutory tax rates of 28.37% for the three months ended March 31, 2021, and December 31, 2020, and 28.35% for the three months ended March 31, 2020. (3) Included in Amortization of tax credit and other investments on the Consolidated Statement of Income. (4) Annualized.

26 Appendix: GAAP to Non-GAAP Reconciliation EAST WEST BANCORP, INC. AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION ($ in thousands) (unaudited) In April 2020, the Company started accepting applications under the PPP administered by the Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security Act and began to originate loans to qualified small businesses. In January 2021, the Company began processing applications under the second round of the SBA’s PPP in response to the Consolidated Appropriations Act signed by the President on December 27, 2020. These loans are included in the Company’s C&I portfolio, have an interest rate of one percent, and are 100% guaranteed by the SBA. Loan processing fees paid to the Company from the SBA are accounted for as loan origination fees, where net deferred fees are recognized on a straight line basis over the estimated life of the loan as a yield adjustment on the loans. If a loan is paid off or forgiven by the SBA prior to its projected estimated life, the remaining unamortized deferred fees will be recognized as interest income in that period. The Company drew down $1.44 billion from the PPP Liquidity Facility during the second quarter of 2020. The remaining balance of $1.43 billion as of September 2020 was repaid in full during the fourth quarter of 2020. Adjusted loan yield and adjusted net interest margin for the three months ended March 31, 2021 and December 31, 2020 exclude the impact of PPP loans. Net interest margin for the three months ended December 31, 2020 has also been adjusted for advances from the PPPLF. Management believes that presenting the adjusted average loan yield and adjusted net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance. (1) Annualized.